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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 9, 1995, and April 11, 1996 on Patlex Corporation and Patlex Holdings, Inc., respectively, included in the Registration Statement on Form S-4 and related Prospectus of Patlex Holdings, Inc. for the registration of approximately 7,754,962 shares of its common stock.


                                          /s/ ERNST & YOUNG LLP

                                             ERNST & YOUNG LLP

Chicago, Illinois
August 16, 1996